Disclosure Controls Policy

SECTION 1.	BACKGROUND

The Trust have adopted this Policy and each Fund's PEO and PFO ("Certifying Officers) have designed this Policy so that financial and non-financial information required to be disclosed in:

•	The annual and semi-annual reports on Form N-CSR ("Reports on Form N-CSR") that are filed or submitted by the Trust under Section 13(a) or 15(d) of the 1934 Act;

•	Quarterly schedules of investments reported on Form N-Q ("Reports on Form N-Q" and, together with the Reports on Form N-CSR, "Reports"); and

•	Proxy statements and information statements filed with the SEC pursuant to the 1934 Act, is recorded, processed, summarized and reported within the time periods required.

This Policy is also designed (i) to ensure that information required to be disclosed in such filings is accumulated and communicated to the applicable Certifying Officer to allow timely decisions regarding required disclosure and (ii) to enable the Certifying Officers to make the applicable certifications required by Rule 30a-2 under the 1940 Act, and Section 906 of the Sarbanes-Oxley Act of 2002 ("Certifications").

SECTION 2.	CERTIFYING OFFICER SUPPORT

Each Service Provider and the CCO shall support and provide appropriate staff support to the Certifying Officers with respect to each Certification or any amendment thereto as the Certifying Officers may request. The Certifying Officers shall (i) have access to the Board, the CCO and the appropriate personnel of each Service Provider and (ii) identify to the Board any lack of such access.

SECTION 3.	AUTHORITY AND DUTIES OF THE CERTIFYING OFFICERS

(A)       The Certifying Officers shall: (i) implement this Policy and ensure that the processes required by this Policy are properly documented, communicated, implemented and enforced; (ii) shall consider the materiality of information and determine the Trust's disclosure obligations on a timely basis; (iii) perform the duties and obligations described in this Policy; and (iv) keep abreast of the rules issued by the SEC, follow industry developments regarding disclosure controls and internal controls, and recommend amendments to or amend this Policy, as necessary.

(B)       The Certifying Officers may consult with Fund Counsel or Trustee Counsel as they deem appropriate, at the expense of the Trust.

SECTION 4.	PREPARATION, CERTIFICATION AND SIGNING OF REPORTS AND AMENDMENTS

(A)        Report Preparation. The Administrator shall maintain and use procedural and disclosure checklists to oversee the drafting and review of Reports and to accumulate information for evaluation by Certifying Officers.

(B)        Certification and Signing. Each Certifying Officer shall participate in the Evaluation Process described in Section 5 and execute the required Certifications if the Certifying Officer determines the execution to be appropriate. Powers of attorney are not permitted. In addition, each Report must be signed by the Trust and by the Certifying Officers.

If a Certifying Officer determines that he cannot certify a Report or amendment thereto as required, and cannot make or cause to be made the changes or corrections necessary to be able to make the Certification, then the Certifying Officer shall promptly request that a meeting of the Audit Committee or of the Board be convened, and at such meeting report as to his determination and the reasons therefore.

(C)       Back-Up Certifications. At the request of a Certifying Officer, the applicable Service Providers shall provide certifications ("Back-Up Certifications") to the Trust upon which the Certifying Officers can rely. Back-Up Certifications: (i) must be provided prior to the Final Certification Review Meeting; (ii) shall contain such representations as may be agreed upon between the Certifying Officers and the provider of the Back-up Certification; and (iii) must be signed by an appropriate person with the requisite signing authority.

(D)       Report Amendments. If a Certifying Officer determines that a Report should be amended, the Report shall be amended as soon as practicable. The Certifications originally required for the Report must be re-executed with respect to the amendment. Powers of attorney are not permitted and Back-Up Certifications are required.

SECTION 5.	EVALUATION PROCESS

(A)       Reports. The Certifying Officers shall, in a timely manner, review each Report (and any amendment to a Report) and any related materials, convene and participate in pre-certification meetings, as needed, and consult any other materials, persons or areas that each the Certifying Officer deems appropriate. Review shall be for the purpose of: (i) ensuring the accuracy and adequacy of the disclosures in each Report or amendment thereto; (ii) ensuring the Fair Presentation (as defined below) of a Fund's financial condition, results of operations and cash flows reflected in each Report on Form N-CSR or any amendment thereto; and (iii) preparing to be able to certify to the representations contained in a Certification. A Certifying Officer shall manually sign a copy of each Certification, as applicable, with respect to each Report or amendment thereto prior to the filing of that Report or amendment.

(B)       Fair Presentation. Fair Presentation encompasses (i) the selection of appropriate accounting policies; (ii) proper application of appropriate accounting policies; (iii) disclosure of financial information that is informative and reasonably reflects the underlying transactions and events; and (iv) inclusion of any additional disclosure necessary to provide investors with a materially accurate and complete picture of a Fund's financial condition, results of operations, and cash flows.

(C)        Report Amendments. The Certifying Officers shall be promptly notified by a Service Provider or the CCO if the Service Provider or CCO has knowledge of any information that could give rise to an obligation by a Fund to file an amendment to a Report. The Certifying Officers shall determine whether to file an amendment to a Report.

(D)       Evaluation Meeting. A Certifying Officer of a Fund shall convene a meeting of the applicable Service Provider staff ("Evaluation Meeting"), which shall be held within 90 days prior to the filing of a Report with the SEC with respect to a Fund, or within two weeks prior to the filing with the SEC of an amendment to a Report (in either case, the "Evaluation Date"), to evaluate the effectiveness of the design and operation of this Policy with respect to the preparation of the Report or amendment. At the Evaluation Meeting the Certifying Officers will, as they deem appropriate:

(1)	Review the purpose of the evaluation process;

(2)	Review and evaluate the efficiency and effectiveness of this Policy;

(3)       Discuss any failure of the procedures in connection with the preparation, review and finalization of Reports or amendments thereto and any issues raised under this Policy since the last Evaluation Meeting was held;

(4)	Consider any recommended changes; and

(5)	Consider any reports from, or discussions with, the Auditor or the Trust's Audit Committee.

As soon as practicable after each Evaluation Meeting, (i) the Administrator shall prepare a report with respect to the Evaluation Meeting and (ii) the Administrator and applicable Primary Adviser shall recommend to the Certifying Officers in writing any change in this Policy that the Administrator or applicable Primary Adviser deems necessary in order to carry out the purposes of this Policy.

(E)       Final Certification Review Meeting. A Certifying Officer of a Fund shall convene a meeting of the applicable Service Provider staff ("Final Certification Review Meeting"), which shall be held prior to the execution of the Certification, and within two weeks prior to the filing of a Report or an amendment thereto, for the purpose of ensuring the completeness and accuracy of the Report or amendment and to assist the Certifying Officers in their review of the matters relating to the Certifications, Report or any amendment to a Report, with respect to a Fund.

To the extent a Certifying Officer deems appropriate, any person who signed a Back-Up Certification (as defined below) or who participated in the preparation of the financial statements, a Report or any amendment to a Report, may be requested, and shall be available, to participate in the Final Certification Review Meeting. As applicable, Service Providers shall deliver, or cause to be delivered, questions and comments with respect to the contents of any Report or amendment prior to the Final Certification Review Meeting. At the Final Certification Review Meeting, each Certifying Officer shall ascertain whether the Certifying Officer can execute the Certification and can appropriately make the determinations called for in each Certification.

At the request of a Certifying Officer, each applicable Service Provider shall report (i) regarding the matters considered and determinations made at the Evaluation Meeting and (ii) its conclusions regarding the determinations contained in the Certification, and shall review with the Certifying Officers each of the following items, to the extent the Certifying Officers deem appropriate:

(1)	This Policy;

(2)	Forms of the Certification;

(3)	The responsibilities of the Service Provider;

(4)	The then-current Form N-CSR or N-Q, as applicable;

(5)	Final drafts of each Report or amendment thereto;

(6)	Any Back-Up Certifications (as defined below) received;

(7)	Proposed disclosure regarding the evaluation of effectiveness of this Policy as well as results of the Evaluation Meeting;

(8)       Information forming the basis of disclosures contained in any Report, amendment thereto or Back-Up Certifications ("Relevant Information") provided by the Trust's Valuation Committee and any applicable Service Provider;

(9)	Any Relevant Information provided by any Service Provider;

(10)	Any Relevant Information provided by the CCO;

(11)	Relevant Information concerning general developments and risks relevant to the Trust or the Fund;

(12)	Any other information that may be material (as required under Rule 12b-20 under the 1934 Act);

(13)	Any special disclosure issues, including any issues that required consultation with or action by the Audit Committee; and

(14)	Any other relevant information or back-up documentation, if any.

(F)       Other Procedures. The Certifying Officers shall implement the processes contemplated herein with the assistance of the Administrator and the various other service providers to the Trust or applicable Fund. As agreed between the Certifying Officers and the Administrator, the Administrator may carry out any of the responsibilities or duties contemplated herein other than executing a Certification or Report. The Evaluation Meeting may coincide with the Final Certification Review Meeting. The Certifying Officers may implement, as they deem appropriate, similar policies and procedures with respect to the filing of proxy statements, information statements, registration statements and other filings under the securities laws.

SECTION 6.	DISCLOSURE TO AUDITORS AND THE AUDIT COMMITTEE

The Certifying Officers shall disclose to the Auditors and the Audit Committee, based on their most recent evaluation of this Policy: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect a Fund's ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management, Trust employees or Service Providers who have a significant role in the Trust' internal control over financial reporting. Such disclosures shall be made as soon as practicable after discovery, but in any event before the filing of any applicable Report or amendment thereto.

SECTION 7.	RECORDKEEPING

The Certifying Officers shall ensure that minutes of each Evaluation Meeting and each Final Certification Review Meeting are kept and will be maintained as part of the records of the Trust.

SECTION 8.	AMENDMENTS

This Policy may be amended solely upon the approval of each Certifying Officer, provided that material amendments to this Policy are presented to the Board for approval at the next regularly scheduled Board meeting.